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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): August 29, 2003


                          ASTORIA FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)


           DELAWARE                       0-22228               11-3170868
(State or other jurisdiction of    (Commission File Number)    (IRS Employer
 incorporation or organization)                              Identification No.)

          ONE ASTORIA FEDERAL PLAZA, LAKE SUCCESS, NEW YORK 11042-1085 (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (516) 327-3000


                                 NOT APPLICABLE

          (Former name or former address, if changed since last report)

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ITEMS 1 THROUGH 4, 6, 8, 9, 10, 11 AND 12.  NOT APPLICABLE.


ITEM 5.     OTHER EVENTS AND REQUIRED FD DISCLOSURE.

      On August 29, 2003, Astoria Financial Corporation issued a press release and mailed a Notice of Redemption and a related Letter of Transmittal to the holders of its 12% Noncumulative Perpetual Preferred Stock, Series B (the "Preferred Shares"), stating that it will redeem all 2,000,000 Preferred Shares outstanding. The Preferred Shares will be redeemed on October 1, 2003 at a redemption price of $27.25 per share, plus $1.00 in accrued and unpaid dividends to but excluding October 1, 2003, for an aggregate redemption price of $28.25 per Preferred Share. Dividends on the Preferred Shares will cease to accrue on October 1, 2003. For further information regarding the redemption, see the press release which has been filed as an exhibit to this report.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

(a)-(b)  Not applicable.

(c)      Exhibits

         The following Exhibit is filed as part of this report.

         Exhibit 99.1 Press release dated August 29, 2003.


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         ASTORIA FINANCIAL CORPORATION

                                         By:  /s/ Peter J. Cunningham
                                              _________________________
                                              Peter J. Cunningham
                                              First Vice President and
                                              Director of Investor Relations


Dated:  August 29, 2003


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                                  EXHIBIT INDEX

 EXHIBIT
  NUMBER      DESCRIPTION

   99.1       Press release dated August 29, 2003.


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